SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Amendment 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2011

USA SYNTHETIC FUEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-54044	13-3995258
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification Number)

312 Walnut Street, Suite 1600, Cincinnati, Ohio 45202
(Address of principal executive office)

Registrant's telephone number, including area code: (513) 762-7870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

a) Resignation of Current Independent Registered Public Accounting Firm.

On January 13, 2011, USA Synthetic Fuel Corporation (the “Company”) agreed with Killman, Murrell & Company P.C. (“Killman Murrell”), its independent registered public accounting firm, that Killman Murrell would resign as the Company’s independent registered public accounting firm, effective immediately.  Killman, Murrell & Company, P. C. informed the Company that it resigned due to the following reasons:

•
Filing documents with SEC without auditors approval.  The Company does not agree with the auditor’s statement that documents were filed without their approval.  In our view, we did not make any SEC document filing without auditor approval.  However, on the original Form 10 filing on July 22, 2010, we withdrew the filing on July 23, 2010 and refiled on July 29, 2010 to correct some typographical errors and a few minor corrections by the auditor who indicated that he was not ready and the original filing has been premature.  Following the audit work for 2008 and 2009 we signed a separate engagement letter with Killman Murrell for quarterly reviews as we proceeded to upgrade the company to a full SEC reporting company.  The determination of whether the 2010 year-end audit would be done by Killman Murrell or a newly appointed local service provider had not been made.  However, we believed that we were interacting with Killman Murrell in a process of review, comment, incorporation of comments, final document, and file.  In each instance in which we filed documentation, we supplied Killman Murrell with the draft documents, and then followed up with multiple email and phone contacts.  Due to the fact that the principal contact at Killman Murrell was on significant medical leave (hospital and recovery) for a considerable period of time, we often had to depend on messages left with or passed through Killman Murrell staff.  In each event, after multiple contacts to check to see if there were any further comments, upon receiving, or being told there were, none, we would file to meet the SEC agreed deadline.  In instances where we did have Killman Murrell comments, we incorporated those changes and returned the document to Killman Murrell for any further comments and upon receiving, or being told there were, none, we again would file to meet the SEC agreed deadline.  According to Killman Murrell, we did not receive their expressed approval.

•
Filing Form 10-Q without reviewed financial statements.  The Company does not agree with the auditor’s statement that the Form 10-Q was filed without reviewed financial statements.  The Company believed that its interim financial statements in the Form 10-Q filed on November 15, 2010 were reviewed by Killman Murrell.  The Company engaged Killman Murrell as our auditor to conduct a review of interim financial statements.  As noted above, we submitted the draft document to Killman Murrell multiple times for comments, and ultimately followed up with multiple Killman Murrell contacts prior to any filing. Killman Murrell’s view is that difficulty receiving requested documentation from the Company led them to not finalize the financial statement review process after the filing of the Form 10.  The Company was unaware of this position until the auditor resignation.  It is our intent to engage our new auditors and, as part of our year-end audit work, to amend our Form 10 and Form 10-Q pursuant to rule 8-03 of Regulation S-X and provide interim financial statements reviewed by our new independent public accountant using professional standards and procedures for conducting such reviews under generally accepted auditing standards as may be modified or supplemented by the Commission.

•
Differences of opinion as to answers included in responses to SEC comment letters. The Company was not informed by the auditors what answers to any SEC Comment letters, if any, they disagreed with or that represented a difference of opinion.

•
Unreconciled differences related to valuation of BOE energy asset.  The Company agrees that differences related to the valuation of the BOE energy asset may constitute a disagreement as defined in instruction 4 to Item 304 of Regulation S-K,  which disagreement, if not resolved to the satisfaction of Killman Murrell, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

(A)
Description of disagreement.  While annual audit subsequent events, second quarter interim financials, and third quarter interim financials all have included the BOE energy asset (with 70¢/BOE basis), including filings that we believed were reviewed by Killman Murrell, we had understood that our second quarter and third quarter financials with BOE energy asset were correct.  However, we are aware that Killman Murrell subsequently developed a view that there may be a different accounting treatment needed for this asset.  According to Killman Murrell, the disagreement stems from the fact that the asset was, at one time, owned by a related party, and that the Energy Contract related to the asset is computed on a barrel of oil equivalent (BOE) basis, which constitutes a different approach for solid hydrocarbons.  This disagreement between the Company and Killman Murrell has not been resolved. However, to date, there has been no definitive determination that would change our financial statements, as a conclusion has not been reached as to whether any change would be appropriate.

(B)	The Chairman of the Board of Directors, in that capacity, and in the capacity of Chief Financial Officer, discussed this subject matter with Killman Murrell.

(C)
Given the strategic decision for the company to move to local audit services for the full year 2010 audit, it now seems best to move on to get a final opinion from the firm that will complete the full year audit.  Killman Murell has agreed, upon our authorization, to respond fully to the inquiries of our successor accountant concerning the subject matter of this disagreement or any other issues which Killman Murrell may not have yet discussed with us.

The Company engaged Killman Murrell in March 2010 as the Company’s independent registered public accounting firm in connection with Killman Murrell’s audits of the Company’s annual financial statements as of and for the period from November 30, 2009 to December 31,  2009.  The termination of the auditor-client relationship was approved by the Board of Directors of the Company acting in the capacity of an audit committee on January 19, 2011.

Killman Murrell’s report on the Company’s financial statements for period from November 30, 2009 to December 31, 2009, did not contain an adverse opinion or disclaimer of opinion, but included a going concern modification.

After Killman Murrell’s successful completion of their audit work associated with the Company’s reverse merger, it is now time for the Company to transition to locally-provided, national-scope accounting services for the preparation of SEC filings.  The new independent registered public accounting firm will take on the audit work for 2010 including a review of previous unaudited quarterly financials and as such, Killman Murrell’s audit work effectively concluded with the 2009 completed audit.

The Company requested Killman Murrell to furnish a letter to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the Killman Murrell letter is filed as Exhibit 16.1 to this Current Report on Amendment 1 to Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

As of the date of this Report, the Company's Board of Directors have not retained a new  independent registered public accounting firm for the Company's financial statements going forward. The Company is currently in the process of making a selection of its new independent registered public accounting firm, and will notify its shareholders by way of a subsequent Current Report on Form 8-K at the time when the selection is made.

Item 9.01                           Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from Killman Murrell, dated as of February 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: February 17, 2011

USA SYNTHETIC FUEL CORPORATION

By: /S/ Harry H. Graves
Harry H. Graves
Chairman